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Exhibit 2.d.8

GLADSTONE INVESTMENT CORPORATION
TRANSFERABLE RIGHTS OFFERING

BENEFICIAL OWNER ELECTION FORM

        The undersigned beneficial owner acknowledges receipt of your letter and the enclosed materials referred to therein relating to the rights offering of shares of common stock of Gladstone Investment Corporation (the "Company").

        Through this form, the undersigned hereby instructs you whether or not to exercise subscription rights to purchase shares of the Company's common stock distributed with respect to the Company's common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Company's prospectus dated January 14, 2008, as supplemented by the prospectus supplements dated March 24, 2008 and March 31, 2008, and the related "Instructions as to Use of Subscription Certificates."

Box 1. [ ]	Please DO NOT EXERCISE RIGHTS for shares of common stock.
Box 2. [ ]	Please EXERCISE RIGHTS for shares of common stock as set forth below.

		Number of Rights	Estimated Subscription Price		Subscription Payment

Basic Subscription Rights:			$$9.02	$		(Line 1)
For every three (3) shares the Company's common stock you own as of the Record Date, you are entitled to one right.
Over-Subscription Privilege:			$$9.02	$		(Line 2)

There is no limit as to the number of shares of the Company's common stock you may subscribe for pursuant to the Over-Subscription Privilege; however, issuance is subject to availability, allocation preferences, and proration.
Total Payment Required =	$		(Sum of Lines 1 and 2; must equal total of amounts in Box 3.)

Box 3. [ ]	Payment in the following amount is enclosed $ .
Box 4. [ ]	Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.
Amount to be Deducted
Signature	Date
Print name
Title, if entity

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  Exhibit 2.d.8
GLADSTONE INVESTMENT CORPORATION TRANSFERABLE RIGHTS OFFERING BENEFICIAL OWNER ELECTION FORM